UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2026
Space Exploration Technologies Corp.
(Exact name of registrant as specified in its charter)

Texas	001-43344	01-0627671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Rocket Road Starbase, TX 78521 (Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (310) 363-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	SPCX	The Nasdaq Stock Market LLC
Class A common stock, par value $0.001 per share	SPCX	Nasdaq Texas, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On June 16, 2026, Space Exploration Technologies Corp. (the “Company”), X67 Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Anysphere, Inc. (“Cursor”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Cursor, with Cursor surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). The transaction is subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, including, but not limited to, receipt of requisite regulatory approvals.
At the effective time (the “Effective Time”) of the Merger, each share of Cursor’s common stock and each share of Cursor’s preferred stock outstanding immediately prior to the Effective Time of the Merger will be automatically converted into the right to receive shares of the Company’s Class A common stock based on an implied equity value of Cursor of $60.0 billion and the price of the Company’s Class A common stock equal to the volume-weighted average closing price thereof over the seven consecutive trading days immediately preceding the closing of the Merger (the “Merger Consideration”).
The Company currently expects the Merger to close during the third quarter of 2026.
The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Merger Consideration to Cursor will be completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1*	Agreement and Plan of Merger, dated June 16, 2026, by and among Space Exploration Technologies Corp., X67 Inc. and Anysphere, Inc.
____________
*    Certain of the schedules and exhibits to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to provide a copy of all omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.
Forward-Looking Statements
This report contains forward-looking statements. Forward-looking statements include those that express a belief, expectation, or intention, as well as those that are not statements of historical fact. Forward-looking statements contained in this report include information regarding the proposed Merger and expected closing date of the Merger. The forward-looking statements in this report speak only as of the date of this report. We undertake no obligation to update these statements unless required by law, and we caution you not to place undue reliance on them. Forward-looking statements are not assurances of future performance and involve risks and uncertainties. We have based these forward-looking statements on our current expectations and assumptions about future events. Forecasts, goals, milestones, and expectations inherently involve increased risks with respect to predictability and actual results may differ materially from current expectations. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, technological, environmental, political, and other risks, contingencies and uncertainties, which are difficult to predict and many of which are beyond our control. These risks, contingencies, and uncertainties and other important factors are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the prospectus contained in our Registration Statement on Form S-1, filed on May 20, 2026, as amended (No. 333-296070). New risks emerge from time to time, some risks are inherently unknown to us, and it is not possible for our management to predict all such risks. All forward-looking statements in this report are expressly qualified in their entirety by the cautionary statements in this paragraph.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Space Exploration Technologies Corp.

Date: June 16, 2026	By:	/s/ Bret Johnsen
Name: Bret Johnsen
Title: Chief Financial Officer